U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 27, 2015

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
(Address of principal executive offices)

(514) 764-9698
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

Effective May 27, 2015, our Board of Directors authorized the issuance of 500,000 shares of our Series B Preferred Stock in favor of Dr. Steve N. Slilaty, our Chief Executive Officer, President and our Chairman of the Board.  Each share of Series B Preferred Stock is entitled to 1,000 votes per share.  As such, Dr. Slilaty currently can undertake to vote a total of 530,702,067 votes out of a possible 622,652,271 eligible votes currently outstanding (approximately 85%).

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 27, 2015, we amended our Articles of Incorporation to establish a class of Series B Preferred Stock.  The various rights applicable to this class of Preferred Stock include the following:

●	500,000 shares of Series B Preferred Stock were authorized

●	the stated value of a share of Series B Preferred Stock is $0.10 per share;

●	holders of Series B Preferred Stock are entitled to receive dividends if and when declared by our Board of Directors

●	no redemption rights

●	subordinated to the preference to the Series A Preferred Stock previously authorized, but superior to all other classes of stock upon liquidation;

●	each share is entitled to 1,000 votes

A complete copy of the Amendment as filed is attached to this report as Exhibit 3.5 and is incorporated herein as if set forth.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

No.           Description

3.5           Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC. (Registrant)

Dated: May 31, 2015	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer